UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 27, 2009

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Boulevard Ste. 6, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company entered into a Strategic Alliance Agreement (the “Agreement”) dated January 21, 2009 with Aerospace Machinery & Electric Equipment Co. Ltd, a Chinese corporation (“AMEC”) for the purpose of providing a framework for the collaboration between the two companies on the development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) specifically for application opportunities in the Peoples Republic of China. The terms of the Agreement call for AMEC and TTE to collaborate on modifying and applying the DCGT engine technology to, among other things, create two new engine sizes; a 150HP engine for automobiles and a 400HP engine for buses. The Agreement also provides that the parties anticipate that, pursuant to AMEC’s participation and performance under this Agreement, that they will enter into a Joint Venture agreement in the future whereby TTE will grant AMEC the exclusive rights to manufacture, market and sell the DCGT engines in China.

The Agreement provides that each Company will work independently and collectively, at their own expense, in a friendly competitive manner to towards the modification of the DCGT to see who can make the best design or give the best innovative ideas to the DCGT engines, with Michael Rouse, the Company’s CEO being the final decision maker on the ultimate design questions. TTE is also to file for patent protection in China under the PCT (Patent Cooperation Treaty). In conjunction with the Agreement, the parties also executed a Confidentiality Agreement of even date with the Agreement.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Strategic Alliance Agreement, dated January 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.
Dated: January 27, 2009
/s/ Michael H. Rouse
Michael H. Rouse, CEO

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